BRF S.A.

Publicly-Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

Extraordinary General Shareholders’ Meeting to be held on November 5, 2018

DISTANCE VOTING FORM

1. Name or corporate name of shareholder (without abbreviations)
2. Corporate (CNPJ) or individual (CPF) tax registry number of shareholder		2.1. E-mail address of shareholder for communication with the Company related to the Distance Voting Form

3. Guidance for completing the Distance Voting Form

Should you, as a shareholder, choose to exercise your remote voting right , within the terms of articles 21-A and according to CVM Instruction nº 481/2009, you must complete the Distance Voting Form (“Distance Voting Form”), that will only be regarded as valid, and the votes presented herein counted in the quorum of the General Meeting, if the following instructions are observed: (i) all the fields must be duly completed; (ii) all the pages must be initialed; and (iii) the last page must be signed by the shareholder or his/her (s) legal representative(s), as the case may be, and within the terms of the effective law.

The Company does not require the notarization of the signature on the Distance Voting Form, neither its legalization.

On October 29, 2018 (inclusive), the deadline expires for the receipt of the Distance Voting Form duly completed according to instructions below.

It should be noted that, in order for the Distance Voting Form to enter into effect, the date of October 29, 2018 will be the last day for its RECEIPT in one of the 3 forms listed below and not the last day for it to be mailed. If the Voting Form is received after October 29, 2018, the votes will not be counted.

4. Guidance for delivery of the Distance Voting Form

The Shareholder that chooses to exercise his voting right by means of this Distance Voting Form, shall complete it observing the aforementioned guidance and send it: (i) to the Company or (ii) to the Custodian (iii) or to the Bookkeeper, following the instructions below:

(i)            To the Company: in addition to the Voting List, the Shareholder shall submit a certified copy of the following documents: Individual - ID with a photograph of the shareholder or its legal representative: Brazilian national’s ID, Foreign Resident’s ID, Brazilian driving licenses, passport or class association ID. Legal Entity and Investment Funds - a) ID with a photograph of the shareholder or its legal representative: Brazilian national’s ID, foreign resident’s ID, Brazilian driving licenses, passport or class association ID; b) Articles of Association or consolidated and current Corporate Bylaws (in the case of a Legal Entity), or the consolidated and current fund regulations and bylaws or articles of association of its administrator or manager, as the case may be (in the case of Investments Funds); and c) a document evidencing the representation powers.

(ii)           To the Custodian: to this purpose, shareholders shall contact their custodians and verify procedures established for the issue of the latter’s instructions for voting via Voting List as well as the documents and information required by them to this purpose.

(iii)          To the Bookkeeper: this option is exclusively for the holders of shares deposited with Itaú Corretora de Valores S.A., (“Itaú”), bookkeeper of shares issued by the Company. Itaú has set up a Digital Meeting website, a secure solution where it is possible to exercise the remote voting. In order to vote via the website, the shareholder must register and have a digital certificate. Information on registering and the step-by-step process for issuing the digital certificate are described in the site:  http://www.itau.com.br/securitiesservices/assembleiadigital/.

5. Postal and electronic address to send the Distance Voting Form, should the shareholder decide to deliver the document directly to the company

Address: Avenida das Nações Unidas, 8501, 1º andar, Pinheiros, São Paulo, SP, Zip Code 05425-000, in attention to the Corporate Governance department.

E-mail: acoes@brf-br.com

Person for contact: Larissa Brack

6. Indication of the institution engaged by the company to provide bookkeeping services for the shares, with name, physical and electronic addresses, telephone and person for contact

Itaú Corretora de Valores S.A.

E-mail: escrituracaoacoes@itau-unibanco.com.br

Address: Rua Ururaí, 111, Prédio B, Térreo, São Paulo, SP, Zip Code 03084 010

Contact: Shareholders attendance

Telephone: (11) 3003-9285 (state capitals and metropolitan regions)/0800 7209285 (other locations) – Hours of attendance: working days from 09:00 a.m. to 06:00 p.m.

Resolutions to be taken at the Extraordinary General Shareholders’ Meeting
I - To resolve on the following amendments to the Company Bylaws, as detailed in the draft presented with review marks in the Management Proposal disclosed to the market on October 4, 2018:

a) To adjust the Company’s Bylaws to the new Regulation of the Novo Mercado, which entered into force as of January 02, 2018, by means (I) of the amendments to article 1, paragraphs 1 and 2; to article 16, item iv; to article 19, paragraph 2; to article 20, caput and paragraph 1; to article 23, item xxii; to article 24, paragraph 1; to article 30, paragraph 2; to article 33, paragraphs 3 and 7; to article 39, caput and paragraph 1; to current article 41, paragraph one; to current article 42, caput; to current article 49, caput; and to current article 51; (II) of the insertion of the new item vi to article 16; of new paragraphs 2, 3 and 4 to article 20; of new item xxxvii to article 23; of new paragraph 2 to article 24, of new item vii to article 25; of new paragraphs 3 and 4 to article 39; and of new articles 42, 43 and 44; and (III) of the exclusion of item v from article 16; of item xxi from article 23; of paragraphs 2 and 3 from article 39; of current articles 40, 41, 44, 45, 46, 47 and 48;

Approve	Reject	Abstain

b) To adjust certain provisions of the Company’s Bylaws pursuant to the recommendations of the Brazilian Code of Corporate Governance - CBGC, with (I) the inclusion of paragraph 5 to article 20; of paragraph 8 to article 21; of new items ii, xx, xxiii and xxiv to article 23; and (II) the amendment to the current items i and xxi, of article 23; to new item xxxviii of new in article 23; item vii to be inserted in article 25; and to paragraphs 3 and 11 of article 33;

Approve	Reject	Abstain

c) To review the financial competence of the Board of Directors and of the Board of Officers of the Company, by means (I) of the amendment to article 23, current items xvi, xxiv, xxvii, xxviii, xxix, xxx, xxxii, xxxiii, xxxvi and xxxvii; and to article 25, item iv; and (II) of the exclusion of paragraphs 1 and 2 of article 23; and of current items vii and viii of article 25;

Approve	Reject	Abstain

d) To adjust the wording of the caput of article 32, in connection with the composition of the Audit Committee to allow a better understanding of the provision regarding the obligation to have, at least, one (1) external member at the aforementioned Committee not belonging to the Board of Directors and to emphasize that none of its members shall belong to the Board of Officers of the Company, as well as to amend the name of such committee from Audit Committee to “Audit and Integrity Committee”, with the adjustment to the current item viii, of article 23; to Chapter VI title; to article 32; and to article 33, caput and paragraphs 1 to 12;

Approve	Reject	Abstain

e) To execute other wording adjustments, with (I) the amendment to article 3, sole paragraph; to article 13, paragraph 2; to the current article 20, paragraph 6; to article 23, current items ii, iii, vii, xvii, xxii, xxiii, xxiv, xxvii, xxviii, xxxiv, xxxvi and xxxvii; to article 24, caput and current paragraphs 3 and 4; to article 25, item i; to article 26, current items i, ii, iii and iv; to article 28, items i to iii; to article 29, paragraphs 3 and 4; to article 31, paragraph 2; to article 33, caput and paragraph 3; to current article 43, caput and paragraph 2, 5, 6 and 11; to current article 49, sole paragraph; to current article 51, caput; (II) the exclusion of current item vii of article 23 and of the current paragraph 2 of article 24, as well as adjustments of numbering and of cross references of the statutory provisions, as applicable.

Approve	Reject	Abstain

II. Consolidate the Company´s Bylaws in order to reflect the approved amendments:
Approve	Reject	Abstain

 [City], [date]

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Name and signature of the Shareholder